Exhibit 99.1

Bluegreen Vacations Corporation and BBX Capital Corporation Announce Filing of Registration Statement for Proposed Initial Public Offering of Bluegreen Vacations

BOCA RATON, FL and FORT LAUDERDALE, FL – October 23, 2017 – Bluegreen Vacations Corporation (formerly Bluegreen Corporation) (“Bluegreen Vacations”) and its parent company, BBX Capital Corporation (NYSE: BBX, OTCQX: BBXTB), announced today that Bluegreen Vacations has filed a registration statement on Form S-1 with the U.S. Securities and Exchange Commission (the “SEC”) relating to a proposed initial public offering of shares of Bluegreen Vacations’ common stock representing a minority interest in Bluegreen Vacations. The number of shares to be offered and the price range for the proposed offering have not yet been determined. In connection with the proposed offering, Bluegreen Vacations has applied to list its common stock on the New York Stock Exchange under the symbol “BXG.”

Stifel and Credit Suisse are acting as joint lead book-running managers and as representatives of the underwriters for the proposed offering. BofA Merrill Lynch and SunTrust Robinson Humphrey are also acting as joint book-running managers.

The proposed offering will be made only by means of a prospectus. Copies of the preliminary prospectus relating to the proposed offering may be obtained, when available, by contacting: Stifel, Nicolaus & Company, Incorporated, Attn: Syndicate, One Montgomery Street, Suite 3700, San Francisco, CA 94104, (415) 364‐2720, syndprospectus@stifel.com; or Credit Suisse Securities (USA) LLC, Attn: Prospectus Dept., One Madison Ave., New York, NY 10010, (800) 221-1037, newyork.prospectus@credit-suisse.com.

The registration statement relating to these securities has been filed with the SEC but has not yet become effective. It may be obtained by visiting the SEC’s website at www.sec.gov.  These securities may not be sold, nor may offers to buy be accepted, prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

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Exhibit 99.1

About Bluegreen Vacations Corporation:

Bluegreen Vacations Corporation (formerly Bluegreen Corporation), founded in 1966 and headquartered in Boca Raton, Florida, is a leading vacation ownership company that markets and sells vacation ownership interests (VOIs) and manages resorts in top leisure and urban destinations.  The Bluegreen Vacation Club is a flexible, points-based, deeded vacation ownership plan with approximately 210,000 owners, 66 Club and Club Associate Resorts and access to more than 11,000  other hotels and resorts through partnerships and exchange networks. Bluegreen Vacations also offers a portfolio of comprehensive, fee-based resort management, financial, and sales and marketing services, to or on behalf of third parties.

About BBX Capital Corporation:

BBX Capital Corporation (formerly BFC Financial Corporation) (NYSE: BBX,  OTCQX: BBXTB) is a diversified holding company whose activities include its ownership of Bluegreen Vacations Corporation and, through its Real Estate and Middle Market Divisions, the acquisition, ownership and management of joint ventures and investments in real estate and real estate development projects and middle market operating businesses.

BBX Capital Corporation Contact:

Investor Relations: Leo Hinkley, Managing Director, Investor Relations Officer

954-940-5300

Email: LHinkley@BBXCapital.com

Media Contact:

Neil Shapiro

Edelman

212-704-8166

Email: Neil.Shapiro@Edelman.com

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This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All opinions, forecasts, projections, future plans or other statements, other than statements of historical fact, are forward-looking statements. Forward-looking statements involve risks and uncertainties, including uncertainties regarding the timing and terms of the proposed offering described in this press release and the impact it may have on BBX Capital and Bluegreen Vacations, and the risk that the proposed offering may not be completed. Forward-looking statements speak only as of the date of this press release, and neither BBX Capital nor Bluegreen Vacations assumes any obligation to publicly update or revise any forward-looking statements, whether as a result of new information or for any other reason, except as required by law.